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                                                                   EXHIBIT 10.22


                                                   CONFIDENTIAL TREATMENT
                                                   REQUESTED = [*] CERTAIN
                                                   CONFIDENTIAL INFORMATION
                                                   CONTAINED IN THIS DOCUMENT,
                                                   MARKED BY BRACKETS, IS FILED
                                                   WITH THE SECURITIES AND
                                                   EXCHANGE COMMISSION PURSUANT
                                                   TO RULE 24b-2 OF THE
                                                   SECURITIES EXCHANGE ACT OF
                                                   1934, AS AMENDED.


                           LONG TERM SUPPLY AGREEMENT


        THIS Agreement is entered into effective as of 28 September 1995, between COR Therapeutics, Inc. ("COR"), a Delaware corporation, with its principal offices at 256 East Grand Avenue, South San Francisco, California USA 94080, and Solvay, Societe Anonyme ("Solvay"), a Belgian corporation, with its principal offices at 33, rue du Prince Albert - 1050 Bruxelles, Belgium, each on behalf of itself and its Affiliates. COR and Solvay are sometimes referred to herein individually as a "Party" and collectively as the "Parties", and references to "COR" and "Solvay" shall include their respective Affiliates.

        WHEREAS:

               COR and Solvay are Parties to a certain License and Supply Agreement dated 27 July 1994 (the "License Agreement") and a Supply Agreement dated 27 July 1994 (the "Supply Agreement"); and

               COR and Solvay wish to enter into a further agreement for the long term production and supply of bulk peptide products containing Integrelin(TM).

        NOW, THEREFORE, COR and Solvay agree as follows:

        1.0 CERTAIN DEFINITIONS.

                1.1 "AFFILIATES" shall mean any entity or person which controls, is controlled by or is under common control with either Party. For purposes of this Article 1.1, "control" shall mean (a) in the case of corporate entities, the direct or indirect ownership of at least one-half of the stock or participating shares entitled to vote for the election of directors, and (b) in the case of a partnership, the power to direct the management and policies of such partnership. Without limitation of the foregoing and for purposes of this Agreement, Peptisyntha & Cie, Societe en Nom Collectif ("Peptisyntha"), which is fully owned subsidiary of Solvay and an entity existing under the laws of Belgium and having its principal offices at 310, rue de Ransbeek - 1210 Bruxelles, Belgium, and also Solvay Duphar B.V., a Dutch corporation having its main office at C.J. van Houtenlaan, 36, Weesp, The Netherlands, are deemed Affiliates of Solvay.

                1.2 "BULK PRODUCT" shall mean a bulk peptide product which contains Integrelin(TM), is produced by the Licensed Process (as defined in the License Agreement) and is intended to undergo further processing, formulation and/or vialing and packaging.

                1.3 "BULK PRODUCT INTERMEDIATES" shall mean [*] used to manufacture Bulk Product which have been partially processed.



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                1.4 "INTEGRELIN(TM)" shall mean a specific peptide designated by
COR and known as Integrelin(TM), the chemical structure of which is known to Solvay because of the prior business relationship between COR and Solvay.

                1.5 "KEY RAW MATERIALS" shall mean [*] reasonably required for the production of Bulk Product [*].

                1.6 "PRODUCTION CAPACITY" shall refer to Solvay's capacity for manufacturing Bulk Product during a given period of time, considering the available plant, equipment, personnel and other staff and physical assets. Production Capacity shall be measured in [*] of Bulk Product per year.

                1.7 "PRODUCTION FORECASTS" shall mean the estimates of future requirements for Bulk Product to be manufactured by Solvay that are prepared by COR pursuant to Article 3.2.

                1.8 "PRODUCTION SUITE" shall mean the plant, equipment, and other physical assets of Solvay sufficient for the manufacture of an annual unit amount [*] of Bulk Product through a complete production cycle. A complete production cycle is considered to start with [*] and end with [*]. A Production Suite shall be considered "New" until, for the first two New Production Suites, the [*] and for additional New Production Suites, the end of the [*] following a request by COR, duly accepted by Solvay, for the establishment of such New Production Suite pursuant to Article 2.3.

                1.9 "PURCHASE ORDER" shall mean a binding order placed by COR for the production and supply by Solvay of Bulk Product.

                1.10 "SPECIFICATION" shall mean the specification for Bulk Product as agreed to by the Parties and as may thereafter be amended in writing from time to time by mutual consent to reflect changes in such specifications. The current Specification is contained in Appendix D.

                Unless otherwise defined herein, other capitalized terms used herein shall have the meaning specified in the License or Supply Agreement. For convenience, this Agreement may refer to specific provisions or appendices of the License or the Supply Agreement. Defined terms may be used in their singular or plural forms.

        2.0 ESTABLISHMENT AND RESERVATION OF PRODUCTION CAPACITY.

                2.1 INITIAL PRODUCTION CAPACITY. The parties agree that, pursuant to Section 2.2 of the Supply Agreement, COR has ordered and Solvay has agreed to supply the [*] of Bulk Product for delivery in 1997, and that COR shall pay to Solvay [*] of the purchase price for that order within [*] days of the execution of this Agreement. Solvay represents and COR acknowledges that for 1997, Solvay's Production Capacity will be [*] per year pursuant to this Agreement, in addition to the capacity required to manufacture the quantity of Bulk Product already ordered for delivery in 1997 pursuant to the Supply Agreement.

                2.2 PRODUCTION CAPACITY INCREASE. Solvay represents and COR acknowledges that decisions regarding the establishment of any New Production Suite(s) will



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need to be made approximately [*] before the [*] in which COR would like to have the New Production Suite(s) established to allow time for construction and validation. Therefore, on a timely basis, the Parties shall discuss the Production Forecasts and the implication of these forecasts on the need for New Production Suites.

                2.3 TIMING OF NEW PRODUCTION CAPACITY COMMITMENTS. Solvay shall establish [*] New Production Suites before the beginning of 1998 and shall be able to complete production of Bulk Product in those suites [*]. On [*] and on [*] during the term of this Agreement, COR may request that Solvay establish additional New Production Suites capable of complete production of Bulk Product therein [*] following the request. Within [*] from each [*] when such request has been made, Solvay shall notify COR whether or not it will establish part or all of the requested New Production Suites.

                2.4 FEE FOR FACILITATION OF NEW PRODUCTION SUITES. In order to facilitate the establishment by Solvay of New Production Suites, COR shall pay to Solvay a fee intended to be applicable to the future manufacture of Bulk Product in the amount of [*] for [*] New Production Suites, and [*] for [*] New Production Suite whose establishment is agreed upon by Solvay and COR. For each New Production Suite, such fee payments shall be made in [*] installments:

                        (a) [*] for the [*] New Production Suites, and for [*] New Production Suite, within [*] from the receipt by COR of notice by Solvay that it will establish such additional New Production Suite;

                        (b) [*] within [*] from delivery of the major equipment for each New Production Suite, as certified by Solvay; and

                        (c) [*] within [*] from validation of each New Production Suite in accordance with Good Manufacturing Practice requirements as prescribed from time to time by appropriate regulatory agencies, as certified by Solvay and agreed by COR. In the event COR does not agree with Solvay's certification of validation, and provided that COR so notifies Solvay within [*] of COR's receipt of Solvay's certification, COR shall pay to Solvay the [*] installment subject to return of such installment on demand forthwith in the event that an independent auditor, agreeable to both COR and Solvay, find that the facility is not appropriately validated.

                2.5 CREDIT FOR FEE PAYMENT. The fee payments made to Solvay pursuant to Article 2.4 coincident with the establishment of a New Production Suite shall be credited against future installment payments made pursuant to
Article 8.3(d) for Bulk Product in an amount equal to (i) [*] of the total purchase price of quantities of Bulk Product produced in the New Production Suite up to the first [*] per calendar year, and (ii) [*] of the total purchase price of quantities of Bulk Product produced in the New Production Suite over [*] per calendar year, until this Agreement is terminated. The fee payments made to Solvay pursuant to Article 2.4 coincident with the establishment of a New Production Suite shall not be refundable to COR except in the event of a material breach by Solvay of its obligations under this Agreement to establish that particular New Production Suite.



                                       3.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]


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                2.6 RESERVATION OF PRODUCTION CAPACITY. Solvay shall reserve a
Production Capacity of [*] for 1997, in addition to the capacity required to manufacture the quantity of Bulk Product already ordered for [*]. For 1998, Solvay shall reserve a Production Capacity of [*] per year. For 1999 and subsequent years, Solvay shall reserve a Production capacity equal to [*] (a) the quantity of Bulk Product ordered for manufacture in the previous year [*] or
(b) [*] Production Capacity of all New Production Suite(s). In the event that the reserved Production Capacity for 1999 or subsequent years is [*], Solvay may utilize the unreserved capacity for manufacturing activities unrelated to this Agreement, so long as such activities do not adversely effect the ability of Solvay to produce Bulk Product in the amounts ordered by COR or the regulatory status of Integrelin(TM).

        3.0 PRODUCTION PLANNING AND FORECASTS.

                3.1 PRODUCTION SCHEME. Solvay represents and COR acknowledges that certain manufacturing steps (described in terms of their timing and yields) are to be utilized by Solvay in the production of Bulk Product from Bulk Product Intermediates and certain Bulk Product Intermediates from other Bulk Product Intermediates or from raw materials at various levels of production. This production scheme is set forth in Appendix A. Solvay shall provide COR with a prompt written update of this production scheme whenever the information provided in Appendix A differs substantially from actual performance.

                3.2 PRODUCTION FORECASTS. COR shall provide Solvay with forecasts of its expected requirements for Bulk Product in accordance with
Section 2.2 of the License Agreement that are prepared in good faith and to the best of COR's knowledge at the time they are prepared. The Production Forecasts shall be consistent with the forecasts made by COR for requirements for Integrelin(TM) worldwide, including [*]. The first Production Forecast is appended hereto as Appendix B. Subsequent Production Forecasts shall be provided to Solvay on [*] of each year during the term of this Agreement, but COR may elect to provide such Production Forecasts more frequently. The Production Forecasts are provided for the purpose of programming, are not to be construed as Purchase Orders, and are not binding on COR or Solvay.

                3.3 CHANGES TO THE SPECIFICATION. In the event that COR notifies Solvay of requested changes to the Specification, Solvay shall acknowledge receipt of such notice within a reasonable time, but in any event no later than [*]. The Specification shall not be changed without the agreement of both Parties. To the extent that changes to the Specification accomplish a change in Production Capacity, Solvay shall so notify COR, and any increases in Production Capacity created in this fashion shall not require any additional payment by COR under Article 2.4. Both parties acknowledge that such changes may have an effect on Appendices A and C.

        4.0 PURCHASE ORDERS.

                4.1 PURCHASE COMMITMENT. COR agrees to purchase and Solvay agrees to manufacture and supply an amount of Bulk Product through Purchase Orders to Solvay. Any Purchase Orders placed under this Agreement do not replace or supersede the quantities of Bulk Product specified for purchase by COR in
Section 2.2 of the Supply Agreement.



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                                          CONFIDENTIAL TREATMENT REQUESTED = [*]


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                4.2 ADDITIONAL PURCHASE COMMITMENT. COR shall order from Solvay a minimum quantity of [*] of Bulk Product to be manufactured in the calendar years [*]. In the event that COR does not order [*] of Bulk Product for any such calendar year, COR shall pay a capacity reservation fee for such [*] calculated as follows: [*]. Such capacity reservation fee shall be paid in [*] installments, within [*] days of the end of each calendar quarter during the affected year. The capacity reservation fee may be satisfied (i) in cash or (ii) by the value of other research, development or manufacturing contracts placed with Solvay in the field of [*] by COR or by third parties whose arrangements with Solvay are facilitated by COR, or (iii) a combination of (i) and (ii).

                4.3 TIMING OF PURCHASE ORDERS. On [*], COR shall provide Solvay with a Purchase Order specifying the amount of Bulk Product that COR is ordering for calendar year 1997. On [*] and on each anniversary thereof during the term of this Agreement, COR shall provide Solvay with a Purchase Order specifying the amount of Bulk Product that COR is ordering for the following calendar year. Solvay shall accept such Purchase Orders as long as the amount ordered does not exceed the Production Capacity reserved for COR pursuant to Article 2.6 for such year. Further, COR may elect to increase the amount COR has ordered for a calendar year by providing Solvay with a supplemental Purchase Order no later than [*] of the relevant ordering year, which increase Solvay shall accept, as long as the total amount does not exceed either the Production Capacity reserved for COR pursuant to Article 2.6 for such year or [*] of the amount of the Purchase Order placed on [*] for such year.

                4.4 SIZE OF ORDERS. For [*] and any subsequent calendar year during the term of this Agreement, an order for Bulk Product shall be at least equal to [*] and the total amount of Bulk Product ordered by COR shall not exceed [*] or [*] of the amount of the Purchase Order placed on [*] for such year. However, COR may request that Solvay produce [*] and Solvay agrees to use reasonable efforts to accommodate such request. [*] Solvay shall be entitled to utilize for manufacturing activities unrelated to this Agreement any unused Production Capacity as long as such activities do not affect the ability of Solvay to produce Bulk Product in the quantities ordered by COR or the regulatory status of Integrelin(TM).

                4.5 ACCEPTANCE OF PURCHASE ORDERS. Solvay shall acknowledge in writing its receipt of and acceptance of a Purchase Order or increased Purchase Order placed pursuant to this Article within [*] of receipt.

                4.6 PRODUCTION SCHEDULING. During the term of this Agreement, COR may request that Solvay modify the production schedule pertaining to an outstanding Purchase Order by [*] or more steps of the production scheme of Appendix A, subject only to the payment to Solvay of a price adjustment described in Article 4.8, provided that such [*] of the production schedule [*] does not result in orders for Bulk Product manufacture for that [*] which exceed the Production Capacity reserved for COR pursuant to Article 2.6. Bulk Product manufactured only through [*] shall be put into inventory by Solvay pursuant to
Article 5.2, however Solvay represents and COR acknowledges that Bulk Product manufactured only through [*] of the manufacturing steps in Appendix A and put into inventory pursuant to this Article 4.6 cannot be kept in inventory for a period exceeding [*].



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                4.7 PRODUCTION CAPACITY REALLOCATION. For 1998 and each
subsequent calendar year, COR may request that Solvay reallocate the use of the Production Capacity planned by Solvay for Bulk Product manufacture in that year by rearranging the production schedule pursuant to Article 4.6, according to the production scheme of Appendix A, subject to the agreement of Solvay which shall not be unreasonably withheld, provided that the Production Capacity is used [*].

                4.8 PRODUCTION POSTPONEMENT AND ORDER CANCELLATION BY COR. Any [*] pursuant to Article 4.6 shall be subject to the [*]. For Purchase Orders placed in a given year, such [*] for Purchase Orders [*] of the given year, [*] for Purchase Orders [*] of the given year, [*] for Purchase Orders [*] of the following year, [*] for Purchase Orders [*] of the following year, or [*] for Purchase Orders [*] of the following year. Following a modification of the production scheme pursuant to Article 4.6, COR may elect to cancel, by notice given to Solvay within [*] of any such modification, an outstanding Purchase Order for Bulk Product manufactured only through [*] and retained in inventory without paying any [*]. After such cancellation, Solvay shall [*] and provide COR certification [*].

        5.0 INVENTORIES, STORAGE AND OWNERSHIP OF RAW MATERIALS AND BULK PRODUCT INTERMEDIATES.

                5.1 RAW MATERIALS INVENTORY. In addition to having available the amounts of Key Raw Materials required to accomplish the manufacture of the specific quantities of Bulk Products or Bulk Product Intermediates ordered by COR for each calendar year during the term of this Agreement, Solvay will maintain an inventory of Key Raw Materials of not less than the amount necessary to meet [*] of the production scheduled for that calendar year. The inventory will be maintained at a facility [*] Such inventory shall be rotated [*].

                5.2 INVENTORY OF BULK PRODUCT INTERMEDIATES. During the term of this Agreement, Solvay will maintain in inventory Bulk Product Intermediates manufactured up through certain manufacturing steps, as defined in Appendix A, pursuant to Articles 4.6, 4.7 or 4.8. To the extent possible, such inventory shall be rotated on a [*] basis, with Bulk Product Intermediates subsequently manufactured and scheduled for production through to final Bulk Product. Solvay shall retain samples of lots of each Bulk Product Intermediate to be used in the manufacture of Bulk Product until such Bulk Product ha been manufactured, shipped to and accepted by COR.

                5.3 BULK PRODUCT INVENTORY. During the term of this Agreement, Solvay shall notify COR of the completion of the manufacture of each lot of final, [*] Bulk Product and shall put such lot into inventory at a facility [*] and for a period not to exceed [*]. Solvay shall deliver all completed Bulk Product to its inventory facility, and shipments shall be delivered to COR from that inventory facility.

                5.4 STORAGE COST. No separate storage or inventorying costs pursuant to Solvay's obligations under this Article shall be charged to COR.

                5.5 OWNERSHIP. Upon full payment by COR for Bulk Product pursuant to Article 8.3, COR shall own such Bulk Product. Upon payment by COR for completion of Bulk




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Product through a particular manufacturing step pursuant to Article 8.0, COR shall also own those materials and shall be entitled to take possession of them in the event of material breach of this Agreement by Solvay, or in the event that Solvay indicates that it will not be able to deliver Bulk Product within [*] of an agreed shipping date, and such possession shall be COR's only remedy with respect to these materials in such events.

        6.0 QUALITY CONTROL AND REGULATORY MATTERS.

                6.1 SOLVAY'S MANUFACTURING COMMITMENT. Solvay shall manufacture Bulk Product under this Agreement in conformity with the Specification, in a duly licensed facility as required by the United States Food and Drug Administration and equivalent European Union regulatory agencies, and in compliance with applicable laws and regulations and Good Manufacturing Practices, as prescribed from time to time by these appropriate regulatory agencies. Each shipment of Bulk Product hereunder shall have been subjected to a quality control inspection by Solvay in accordance with the Specification and with Solvay's then-current quality control standards and systems, which shall be consistent with those agreed between COR and Solvay. Solvay shall number each shipment with a vendor lot number that is traceable to Key Raw Materials, Bulk Product Intermediates and/or other components used to manufacture such Bulk Product and shall maintain all appropriate validation documentation as reasonably specified by COR and agreed by Solvay, or as required by appropriate regulatory authorities. Such manufacturing and validation information shall be communicated to COR pursuant to Section 3.4 of the License Agreement. Solvay shall permit COR and/or representatives of appropriate regulatory agencies to review periodically Solvay's Bulk Product manufacturing facilities and testing procedures at reasonable times with a Solvay representative present, and to obtain copies of batch records for Bulk Product in order to assure compliance with the requirements of this Article 6.0.

                6.2 COMPLIANCE WITH LAW. Solvay shall be responsible for complying with all applicable regulatory requirements of the United States, the European Union, and to the extent applicable, of Member States of the European Union, for the manufacture, importation and shipment of the Bulk Product supplied hereunder. Solvay shall give COR prompt written notice of any impending inspections by a governmental agency of the facility used for or processes involved in the manufacture of Bulk Product, and provide COR an opportunity to observe such inspection. Each Party shall promptly notify the other in writing of new instructions or specifications of which it becomes aware and governmental inspection reports which are relevant to the manufacture of Bulk Product under this Agreement and which are required by the United States Food and Drug Administration, equivalent European Union regulatory agencies, or other applicable laws or governmental regulations and shall confer with each other with respect to the best means to comply with such requirements. Solvay shall assist COR in obtaining and maintaining all approvals and authorizations of any governmental agencies necessary for the use, sale or distribution of Integrelin(TM) products, and will notify COR within [*] of any comments, responses or notices received from any governmental authorities which relate to the regulatory status of Integrelin(TM). These actions by Solvay shall not be construed as an admission that Solvay is doing business in the United States.

                6.3 NOTIFICATION OF ISSUES. Solvay shall notify COR in writing within [*] of any issue related to manufacturing or raw material supply, or other information relating to



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Solvay or the site of manufacture which may affect the regulatory status of
Integrelin(TM) or the ability of Solvay to supply Bulk Product.

        7.0 SHIPPING AND ACCEPTANCE OF PRODUCT.

                7.1 SHIPPING INSTRUCTIONS. COR shall send to Solvay a request for shipment of Bulk Product at least [*] prior to a requested date of delivery, the exact date of delivery to be agreed between COR and Solvay. Solvay shall acknowledge in writing its receipt of and acceptance of a shipping request within [*] of receipt and shall use its best efforts to:

                        (a) ship Bulk Product at the agreed delivery date with the proper identification on the packaging as required by applicable authorities; and

                        (b) fill the entirety of each shipping request from the same production lot.

                7.2 PRODUCT SHIPPING PROCEDURES. Solvay shall ship to a destination specified by COR all Bulk Product owned by COR pursuant to Article
5.5 and requested to be delivered, by the delivery dates provided in an accepted shipping request. Bulk Product will be labeled and packaged according to the Specification. In the event that COR specifies that the Bulk Product be shipped to a location other than COR's principal offices (e.g., to a different location [*]), or in the event that COR's shipping request requires that the Bulk Product by placed into inventory for a period longer than [*], and upon COR's request, Solvay shall ship a quality control sample to COR's principal offices (or such other place as COR may designate) in advance of or not later than concurrently with the shipment of the Bulk Product. Except as provided herein with respect to non-conforming product, title and risk of loss as to all materials shipped shall pass [*]. Solvay shall provide a packing list and a certificate of analysis to COR for every shipment.

                7.3 NON-CONFORMING PRODUCT. Bulk Product supplied hereunder shall be produced by Solvay in accordance with applicable laws and regulations, including current Good Manufacturing Practices as set forth in the United States Code of Federal Regulations, in conformance with the Specification. COR may reject any shipment of Bulk Product which (a) does not conform with the Specification or (b) is adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act, equivalent European Union regulatory agency requirements, or other applicable laws or governmental regulations. Any notice of rejection of non-conforming product or notice that the product is adulterated or misbranded must be submitted to Solvay within [*] after shipment, accompanied by a report of analysis (including a product sample from the lot analyzed) prepared according to the Specification. If no such notice of rejection of non-conforming product is submitted, COR shall be deemed to have accepted such delivery of the product. Product may be rejected as non-conforming based on analysis of a product sample shipped in advance of or concurrently with the full lot.

                7.4 PROCEDURES AFTER NOTICE OF REJECTION. After notice of rejection of non-conforming product is given, COR shall cooperate with Solvay in determining whether rejection is necessary or justified. Solvay shall notify COR promptly whether or not it accepts COR's



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basis for any rejection. If Solvay disagrees with COR's determination that a certain product does not meet the Specification, such product shall be submitted to a mutually acceptable third party laboratory; the fees and expenses of such laboratory testing shall be borne entirely by the Party against whom such findings are made. Such third party laboratory shall determine whether such product meets the Specification and the Parties agree that such laboratory's determination shall be final and determinative. Whether or not Solvay accepts COR's basis for rejection, promptly on receipt of a notice of rejection of non-conforming product, Solvay shall, at COR's request, use its best efforts to replace such rejected product. In the event that the rejected lot is determined to not meet the Specification, any moneys paid for the rejected lot shall be credited against the cost of a replacement lot or returned to COR in the event Solvay is unable to manufacture a replacement lot. Bulk Product may only be reprocessed in accordance with validated reprocessing procedures described in the drug master file, as agreed by the Parties.

                Unless Solvay requests the destruction of rejected Bulk Product within [*] of receipt of COR's notice of rejection of non-conforming product, COR shall promptly return said Bulk Product to Solvay, at Solvay's cost [*] and according to shipping instructions in the Specification. COR shall, upon receipt of a request for destruction of the material, destroy such product promptly, properly and at Solvay's expense, and provide Solvay with certification of such destruction. In the event the Bulk Product is rejected by COR on the basis of analysis of a product sample, Solvay shall retain the relevant lot of Bulk Product and treat it in the same fashion provided above.

                7.5 GOVERNING TERMS. All sales hereunder shall be subject to the provisions hereof (including the Specification) and shall not be subject to the terms and conditions contained on any shipping request of COR or confirmation of Solvay, except insofar as any such shipping request or confirmation establishes:
(a) the quantity of any Bulk Product to be shipped; (b) the agreed delivery date; (c) the shipment route and destination; or (d) the carrier.

        8.0 PRICE AND PAYMENTS.

                8.1 PRICES. COR agrees to pay to Solvay the prices for the manufacture of Bulk Product set forth in Appendix C. Applicable pricing shall be determined based on the total quantity of Bulk Product ordered in a particular calendar year.

                8.2 PRICE COMPUTATION. The payments to be made by COR to Solvay for the quantity of Bulk Product stated in a Purchase Order shall be computed by [*] in Appendix C. COR shall be entitled to a credit pursuant to Article 2.5 for previous payments made pursuant to Article 2.4.

                8.3 INVOICING AND PAYMENT. Payment for Bulk Product shall be made in the following increments:

                        (a) Before [*] of each year for Purchase Orders placed during that year, [*] of the Bulk Product price specified in Appendix C [*] in the applicable Purchase Order;



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                        (b) Within [*] of receipt of Solvay's written
certification of the completion of the manufacture of Bulk Product through [*] as described in Appendix A, [*] of the Bulk Product price specified in Appendix C [*] stated in the applicable Purchase Order;

                        (c) Within [*] of receipt of Solvay's written certification of the completion of the manufacture of Bulk Product through [*] as described in Appendix A, [*] of the Bulk Product price specified in Appendix C [*] in the applicable Purchase Order; and

                        (d) Within [*] of receipt of Solvay's written certification of the completion of the manufacture of Bulk Product through [*] as described in Appendix A, [*] of the Bulk Product price specified in Appendix C [*] in the applicable Purchase Order.

                8.4 METHOD OF PAYMENT. All payments shall be made in United States Dollars by wire transfer to the bank account of [*] or to such account of Solvay in such bank as Solvay may from time to time designate by notice to COR.

                8.5 TAXES. Solvay shall be responsible for all value added taxes, property taxes, sales tax or any other such tax resulting from sales of Bulk Product to COR from Solvay or production of Bulk Product or purchase of any raw materials.

                8.6 PROCESS MODIFICATION. It is understood by both parties that significant manufacturing cost reductions may be possible by negotiating with regulatory authorities to achieve cost effective product specifications. The parties shall discuss and agree on a mechanism by which the benefits of process modifications to which COR contributed are equitably allocated to the parties according to their relative contribution to a cost reduction.

                8.7 COR'S RIGHT TO VERIFY MANUFACTURE CERTIFICATION. COR shall have the right at its own expense to have an independent third party, acceptable to Solvay, audit Solvay's production records, during normal business hours and upon reasonable notice, for the purpose of verifying the manufacture of Bulk Product in accordance with this Agreement as certified pursuant to Article 8.3. Solvay's acceptance of the independent third party shall not be unreasonably withheld.

                8.8 OVERDUE PAYMENT. Payments provided for in this Article 8.0, when overdue, shall bear interest at a rate per annum equal to [*] effective [*] and for the time period until payment is made by COR.

                8.9 [*] Without prejudice to any of Solvay's rights hereunder, in the event that [*].

                8.10 SHORT-TERM DELAY IN SUPPLY FROM NEW PRODUCTION CAPACITY. Royalties payable to Solvay under the License Agreement will change in the event that Bulk Product supply is delayed because the FDA or other regulatory authority deems the New Production Capacity, environmental assessment, or any other procedure or process followed by Solvay in the manufacture of Bulk Product unacceptable and the problems cannot be remedied by the reasonable efforts of Solvay prior to the intended commencement date of manufacture in the New Production Capacity, resulting in either: i) a delay of less than [*] in the supply of Bulk




                                      10.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

Product; or ii) COR's seeking, for a period of time, the Secondary Source to produce the quantities that would have been produced by Solvay, if COR and Solvay nonetheless believe the problems can be remedied in a timely manner. In either of these circumstances i) or ii), royalties payable to Solvay on Net Bulk Sales by the Secondary Source as specified in the License Agreement will decrease by [*] during the time period in question, until all necessary regulatory approvals are achieved and the Production Capacity can produce the ordered quantities.

                8.11 OTHER DELAY IN SUPPLY. In recognition of the fact that long term supply disruptions will affect the commercial viability of COR and Integrelin(TM), in the event that Solvay is unable to consistently supply conforming Bulk Product according to agreed schedules, then COR may elect to obtain [*] of its Bulk Product supply needs from the Secondary Source for as long as Solvay remains unable to supply. Additionally, no royalties shall be paid during such time period on Net Bulk Sales to COR from a Secondary Source.

        9.0 TERM AND TERMINATION.

                9.1 TERM. The term of this Agreement shall commence on 28 September 1995 and will continue subject to the provisions of Article 9.2 (a) or
(b) until 31 December 2000. This Agreement shall automatically renew thereafter in one (1) year increments until terminated pursuant to Article 9.2.

                9.2 TERMINATION. This Agreement may be terminated: (a) upon mutual written agreement between the Parties, (b) by either Party as a result of a material breach or default in the performance of any obligation, condition or covenant of this Agreement, if such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other Party's reasonable satisfaction, within ninety (90) days after receipt by the defaulting Party of a notice thereof from the other Party, or (c) by either Party on notice of its intention to terminate, provided that such notice is served on the other Party at least two (2) years before the termination becomes effective and further provided that such termination shall not become effective at a time when a Production Suite is considered "New".

                9.3 EFFECT OF TERMINATION. The termination of this Agreement shall not relieve Solvay from its obligation to deliver Bulk Product, or Bulk Product Intermediates pursuant to Article 5.5, ordered by Purchase Orders received and accepted by Solvay prior to the effective date of such termination, nor shall termination relieve COR from accepting and, upon acceptance, paying for any such Bulk Product and/or Bulk Product Intermediates. Termination shall not limit COR's right to sell Integrelin(TM) produced from Bulk Product in its possession or delivered to it after such termination. The provisions of Articles 6.0, 7.0, 8.0, 10.0 and 11.0 shall survive the termination of this Agreement. Termination of this Agreement shall not affect the License Agreement or the Supply Agreement.

        10.0 INDEMNIFICATION, LIABILITY AND RECALLS

                10.1 COR INDEMNIFICATION. COR shall indemnify, defend and hold harmless Solvay and Solvay Affiliates from and against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from:


                                      11.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                        (a) the use by or administration to any person of Integrelin(TM) (except where such cost, claim, suit, expense or damage arose or resulted from Solvay's negligence or willful misconduct, or an event specified in Article 10.2); or

                        (b) infringement of any third party intellectual property rights relating to Integrelin(TM) but not to the manufacture of Bulk Product;

provided that Solvay gives prompt notice in writing to COR of any such claim or action, tenders the defense of such claim or action to COR, assists COR if requested by COR, at COR's expense in defending such claim or action and does not compromise or settle such claim or action without COR's prior written consent.

                10.2 SOLVAY INDEMNIFICATION. Solvay shall indemnify, defend and hold COR harmless from and against all costs, claims, suits, expenses (including reasonable attorneys' fees) and damages arising out of or resulting from:

                        (a) any failure of the Bulk Product supplied by Solvay under this Agreement to meet the Specification;

                        (b) any failure of Solvay to manufacture the Bulk Product in accordance with Good Manufacturing Practices or any other applicable government law or regulation; and

                        (c) infringement of any third party intellectual property right relating to the manufacture, use or sale of Bulk Product but not to Integrelin(TM) independent of its manufacture;

provided that COR gives prompt notice to Solvay of any such claim or action, offers to tender the defense of such claim or action to Solvay, assists Solvay if requested by Solvay, at Solvay's expense in defending such claim or action, and does not compromise or settle such claim or action without Solvay's prior written consent.

                10.3 LIMITATION OF LIABILITY. Subject to Solvay's obligations under Articles 10.2(c) and 10.4 and other than for death or personal injury caused by Solvay's negligent or willful acts, Solvay's liability to COR under this Agreement shall be limited to the free (to COR) replacement of Bulk Product within a reasonable time, or the value thereof, provided that the information Solvay originally submitted to COR about the batch of Bulk Product and the manufacture of same was accurate. Neither Party shall be liable to the other for indirect, incidental or consequential damages arising out of any of the terms or conditions of this Agreement or with respect to its performance.

                10.4 RECALLS. Solvay will indemnify and hold COR harmless from the costs of Bulk Product recalled and up to [*] for any out-of-pocket expense relating to implementation of a recall of any batch of Bulk Product supplied by Solvay due to failure to meet the warranties set forth in Article 11.1 below. For purposes of this Agreement, the expenses of recall shall be the expenses of notification and destruction or return of the recalled Bulk Product, and any costs directly associated with the distribution of replacement Bulk Product. COR shall have the right


                                      12.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]
to control the arrangement of any recall, and the Parties will cooperate with each other in implementing such recall.

        11.0 WARRANTIES

                11.1 WARRANTIES. Solvay warrants:

                        (a) that it will comply with all manufacturing instructions and the Specification, including quality control standards provided in accordance with this Agreement;

                        (b) that Bulk Product will be produced in accordance with such instructions and specifications and with Good Manufacturing Practices and other applicable laws, rules and regulations of the United States, the European Union, and to the extent applicable, of European Union Member States; and

                        (c) that, upon delivery of Bulk Product to [*] Bulk Product will be in conformity with the Specification and with the United States Food, Drug and Cosmetic Act, providing, inter alia, that the Bulk Product shall not be adulterated or misbranded or otherwise of a nature which may not be introduced into United States interstate commerce.

                11.2 NO OTHER WARRANTIES. THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT, THE LICENSE AGREEMENT AND THE SUPPLY AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        12.0 GENERAL PROVISIONS.

                12.1 COMPLAINTS. Solvay will report to COR in writing any complaints and any information that it may receive relating to Integrelin(TM).

                12.2 NOTICES. All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or be given by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service (receipt verified), properly addressed to the address of the Party to be notified as shown below:

               If to Solvay:

                      Peptisyntha & Cie, SNC
                      General Manager
                      310, rue de Ransbeek
                      B-1210 Bruxelles, Belgium

               If to COR:

                      COR Therapeutics, Inc.
                      President



                                      13.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                      256 East Grand Avenue
                      South San Francisco, California, 94080 U.S.A.

or to such other address as to which either Party may notify the other. Any notice sent by facsimile transmission or telex shall be followed within twenty-four (24) hours by a signed notice sent by first class mail, postage prepaid.

                12.3 ASSIGNMENT AND DELEGATION. Solvay may not assign its rights and/or delegate its obligations under this Supply Agreement to any third party without the prior written consent of COR, such consent not to be unreasonably withheld, except in connection with the sale, merger or transfer of substantially all of the stock or assets of Solvay or the sale, merger or transfer of substantially all of the interests in or the assets of Peptisyntha to any party who meets financial and ethical standards generally acceptable within the pharmaceutical industry, providing that such assignee or delegatee agrees to be bound by the terms of this Agreement, in which case the consent of COR is not required. COR may assign its rights hereunder in whole or part, or delegate any of its obligations hereunder to any party who meets financial and ethical standards generally acceptable within the pharmaceutical industry, except without such requirement of standards in connection with the sale, merger or transfer of all or substantially all of the assets of COR relating to Integrelin(TM), provided such assignee or delegatee agrees to be bound by the terms of this Agreement.

                12.4 PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates as specified in this Agreement, provided however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

                12.5 PERFORMANCE BY THIRD PARTIES. The Parties recognize that Solvay may perform some or all of its manufacture and storage obligations under this Agreement through a third party, with the prior written consent of COR, such consent not to be unreasonably withheld. [*] Solvay shall remain responsible and be guarantor of the performance by third parties performing its obligations hereunder and shall cause such third parties to comply with the provisions of this Agreement in connection with such performance.

                12.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England. Solvay and COR submit irrevocably to the exclusive jurisdiction and venue of the English courts.

                12.7 FORCE MAJEURE. Neither Party shall be liable to the other for loss or damage, or, except as provided herein, have any right to terminate this Agreement by virtue of an occurrence which prevents, delays or interferes with the performance by a Party of any of its obligations hereunder, if such occurs by reason of any Act of God, flood, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any law, order or proclamation of any government, strike or other labor trouble, failure of suppliers to deliver materials, equipment or machinery, interruption of or delay in transportation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated, beyond the reasonable control of such Party, if, and only if, the Party affected shall



                                      14.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]
have used its best efforts to avoid such occurrence. In such an event, the Party affected shall notify the other and shall attempt to perform its obligations as soon as possible.

                12.8 ENTIRE AGREEMENT. This Agreement, together with the License Agreement and the Supply Agreement, is the entire agreement between the Parties with respect to the production of Bulk Product for 1997 and thereafter, and shall terminate and supersede any prior written or oral promises or representations with respect to the production of Bulk Product by Solvay for 1997 and thereafter between the Parties not incorporated herein. In the event of conflict between this Agreement and the License Agreement, the terms of the License Agreement shall control, except for the provisions of Articles 8.10 and
8.11 of this Agreement which shall be governed by the terms of this Agreement. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by the respective authorized officers of the Parties.

                12.9 SEVERABILITY. If any provision of this Agreement is determined to be illegal or unenforceable by any Court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose. The Parties shall negotiate in good faith to replace any such illegal or unenforceable provisions with suitable substitute provisions which will maintain as far as possible the purposes and the effect of this Agreement.

                12.10 RELATIONSHIP OF THE PARTIES. Nothing in this Supply Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. All activities by the Parties hereunder shall be performed by them as independent contractors. Neither Party shall incur any debts or make any commitments for the other Party, except to the extent, if at all, specifically provided herein. No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trade mark of the other in connection with the performance of this Supply Agreement. Solvay shall not, without first obtaining the written consent of COR, in any manner disclose or publish the terms of this Agreement and/or the fact that Solvay has contracted to furnish COR the goods and services which are the subject of this Agreement.

                12.11 WAIVER. Failure of either Party to insist upon strict observance of or compliance with any of the terms of this Supply Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance or compliance with the other terms hereof, at that point in time or in the future.

                12.12 HEADINGS. All headings, titles and captions in this Agreement are for convenience only and shall not be of any force or substance.

                12.13 COUNTERPARTS. This Supply Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one agreement.



                                      15.


                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                IN WITNESS WHEREOF, the Parties hereto have executed this Supply Agreement to be effective on the date first set forth above.



COR THERAPEUTICS, INC.                 SOLVAY S.A.



By:                                    By:
   --------------------------------       --------------------------------------

Title:                                 Title:
      -----------------------------          -----------------------------------








Appendix A:    Production Scheme
Appendix B:    Production Forecast
Appendix C:    Bulk Product Price
Appendix D:    Bulk Product Specification



                                      16.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.



                                   APPENDIX A

                                PRODUCTION SCHEME


        [*]



                                      17.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.


                                   APPENDIX B

                               PRODUCTION FORECAST


                                       [*]





                                      18.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.


                                   APPENDIX C

                               BULK PRODUCT PRICE


The reference price for Bulk Product at the Specification, [*] shall be:

[*]

The unit price for Bulk Product shall be computed by [*].






                                      19.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.


                                   APPENDIX D
                           BULK PRODUCT SPECIFICATION

I.      BULK PRODUCT CONTENT AND TESTING







                                       [*]





-----------------------------

[*]



                                      20.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.



[*]










[*]



                                      21.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]

                                                   Confidential Treatment
                                                   Requested = [*] Certain
                                                   confidential information
                                                   contained in this document,
                                                   marked by brackets, is filed
                                                   with the Securities and
                                                   Exchange Commission pursuant
                                                   to Rule 24b-2 of the
                                                   Securities Exchange Act of
                                                   1934, as amended.



[*]




                                      22.



                                          CONFIDENTIAL TREATMENT REQUESTED = [*]